   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 24, 1999


                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM F-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                            TOWN PAGES HOLDINGS PLC
             (Exact name of Registrant as specified in its charter)

           ENGLAND AND WALES                                7361                                 NOT APPLICABLE
    (State or other jurisdiction of             (Primary Standard Industrial          (I.R.S. Employer Identification No.)
     incorporation or organization)             Classification Code Number)

                                11 MARKET SQUARE
                                ALTON, HAMPSHIRE
                                    ENGLAND
                                    GU34 1HD
                                 UNITED KINGDOM
         TELEPHONE: 011-44-1420-543-468; FACSIMILE: 011-44-1420-541-322
                         (Address and telephone number
                  of Registrant's principal executive offices)

                               GREENBERG TRAURIG
                         200 PARK AVENUE, 15(TH) FLOOR
                            NEW YORK, NEW YORK 10166
                             REFERENCE: TOWN PAGES
              TELEPHONE: (212) 801-9200; FACSIMILE: (212) 801-6400
           (Name, address and telephone number of agent for service)
                         ------------------------------

                          COPIES OF COMMUNICATIONS TO:

        ANDREW J. COSENTINO, ESQ.                    LAWRENCE B. FISHER, ESQ.
            GREENBERG TRAURIG                   ORRICK, HERRINGTON & SUTCLIFFE LLP
      200 PARK AVENUE, 15(TH) FLOOR                    30 ROCKEFELLER PLAZA
         NEW YORK, NEW YORK 10166                          40(TH) FLOOR
        TELEPHONE: (212) 801-9304                    NEW YORK, NEW YORK 10112
        FACSIMILE: (212) 801-6400                   TELEPHONE: (212) 506-5000
                                                    FACSIMILE: (212) 506-3730

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                                                PROPOSED
                                                                            PROPOSED            MAXIMUM
                                                                            MAXIMUM            AGGREGATE
             TITLE OF EACH CLASS OF                   AMOUNT TO BE       OFFERING PRICE         OFFERING           AMOUNT OF
           SECURITIES TO BE REGISTERED                 REGISTERED         PER SHARE(1)         PRICE (1)        REGISTRATION FEE
Ordinary Shares (2)..............................      2,300,000             $10.00           $23,000,000          $6,394.00

(1) Estimated solely for purposes of determining the registration fee pursuant to Rule 457 under the Securities Act.

(2) American depositary shares evidenced by American depositary receipts issuable on deposit of the ordinary shares registered hereby are being registered pursuant to a separate Registration Statement on Form F-6.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY OUR EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

    Item 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth all costs and expenses payable by Town Pages Holdings plc, the registrant, in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions. All amounts shown are estimates except the Securities and Exchange Commission registration fee and the NASD filing fee.

Securities and Exchange Commission registration fee...............................  $   6,394
NASD filing fee...................................................................      2,800
American Stock Exchange listing fee...............................................     35,000
Accounting fees and expenses......................................................    230,000
Legal fees and expenses...........................................................    250,000
Printing and engraving expenses...................................................    125,000
Transfer agent and registrar fees.................................................     10,000
Blue Sky fees and expenses........................................................     15,000
Directors' and Officers' Insurance................................................     35,000
Miscellaneous expenses............................................................     35,200
                                                                                    ---------
Total.............................................................................  $ 750,000

    Item 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Except as hereinafter set forth, there is no provision of the Memorandum and Articles of Association or any contract, arrangement or statute under which any of our directors or officers is insured for or indemnified in any manner against any liability that he may incur in his capacity as such.

    Our Articles of Association provide that, subject to the provisions of the U.K. Companies Act 1985, every director, secretary or other officer (which expression excludes an auditor) of ours shall be indemnified by us out of our own funds against and/or exempted by us from all costs, charges, losses, expenses and liabilities incurred by him in the actual or purported execution and/or discharge of his duties and/or the exercise or purported exercise of his powers and/or otherwise in relation to or in connection with his duties, powers of office, including (without prejudice to the generality of the foregoing) any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of ours and in which judgement is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by a court, unless incurred through their own wilful neglect or default. In addition, the Board of Directors shall have power to purchase and maintain insurance for or for the benefit of any person who is or was at any time a director, officer or employee of any "Relevant Company" (as defined below) or who is or was at any time a trustee of any pension fund or employees' share scheme in which employees of any Relevant Company are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or purported exercise of his or her powers and/or otherwise in relation to his or her duties, power or offices in relation to any Relevant Company, or any such pension fund or employees' share scheme. For these purposes, "Relevant Company" shall mean us, any holding company of ours or any other body, whether or not incorporated, in which we or such holding company or any of our predecessors or of such holding company has or had any interest whether direct or indirect or which is in any way allied to or associated with us, or any subsidiary undertaking of ours or of such other body.

    Section 310 of the U.K. Companies Act 1985 provides:

(1) This section applies to any provision, whether contained in a company's articles or in any contract with us or otherwise, for exempting any officer of ours or any person (whether an officer or not) employed by us as auditor from, or indemnifying him against, any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to us.

(2) Except as provided by the following sub-section, any such provision is void.

(3) This section does not prevent a company:

    (a) from purchasing and maintaining for any such officer or auditor insurance against any such liability; or

    (b) from indemnifying any such officer or auditor against any liability incurred by him:

    (i) in defending any proceedings (whether civil or criminal) in which judgement is given in his favor or he is acquitted; or

    (ii) in connection with any application under section 144(3) or (4) (acquisition of shares by innocent nominee) or section 727 (general power to grant relief in case of honest and reasonable conduct) in which relief is granted to him by the court.

    Our directors and officers are insured against certain liabilities which they may incur in their capacity as such under a liability insurance policy carried by us.

    Reference is made to Section   of the Underwriting Agreement filed as
Exhibit 1.1 hereto for a description of the indemnification arrangements for this offering.

    Item 15. RECENT SALES OF UNREGISTERED SECURITIES.

    All securities sold by the registrant during this period sold outside the United States to foreign persons and were therefore not subject to Section 5 of the Securities Act. There were no underwriters employed in connection with any of those transactions.

    Item 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) Exhibits.


EXHIBIT NO.                                                 DESCRIPTION
-------------  -----------------------------------------------------------------------------------------------------

       1.1     Form of Underwriting Agreement.

       3.1     Articles of Association of Town Pages Holdings plc.

       3.2     Memorandum of Association of Town Pages Holdings plc.

       4.1     Form of American Depositary Receipts.

       4.2     Specimen of Ordinary Share Certificate.

       4.3     Form of Representative's Warrant Agreement between us and the Representative, including the form of
               Representative's Warrant.

       5.1*    Opinion of Greenberg Traurig as to the legality of certain securities being issued.

       5.2*    Opinion of McFadden, Pilkington & Ward as to the legality of certain securities being issued.

       8.1     Opinion of Greenberg Traurig as to certain United States federal income tax matters.

       8.2     Opinion of McFadden, Pilkington & Ward as to certain United Kingdom income tax matters.

EXHIBIT NO.                                                 DESCRIPTION
-------------  -----------------------------------------------------------------------------------------------------
      10.1     1998 Executive Share Option Plan.

      10.2     Employment Agreement between Town Pages Holdings plc and Andrew Neville Lyndon-Skeggs.

      10.3     Employment Agreement between Town Pages Holdings plc and Richard J. Smith.

      10.4     Employment Agreement between Town Pages Holdings plc and Barry B.J. Charles.

      10.5     Form of Agreement between Town Pages Holdings plc and each non-executive member of the board of directors.

      10.6     Agreement between Town Pages Holdings plc and Viscount Lifford.

      10.7     Services Agreement between Town Pages Limited and Travel the Net Ltd. dated September 30, 1998.

      10.8     Services Agreement between Town Pages Limited and AllCars.com Ltd. dated September 30, 1998.

      10.9     Services Agreement between Town Pages Limited and Medic Media Inc. dated October 19, 1998.

      10.10    Services Agreement between Town Pages Limited and Location Developments Limited (eshoppingcentre.com)
               dated November 10, 1998.

      21.1     Subsidiaries of Town Pages Holdings plc.

      23.1*    Consent of Greenberg Traurig (included in the opinion filed as Exhibit 5.1).

      23.2*    Consent of McFadden, Pilkington & Ward (included in the opinion filed as Exhibit 5.2).

      23.3+    Consent of Ernst & Young

      24.1+    Powers of Attorney (set forth on signature page of the Registration Statement)

      27.1+    Financial Data Schedule


------------------------

    * To be filed by amendment.


    + Previously filed as Exhibits on February 10, 1999.


    (b) Financial Statement Schedules.

    None.

    Item 17. UNDERTAKINGS.

    The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

    (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant under the provisions referenced in Item 14 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (b) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alton, England, the United Kingdom, on the 22nd day of February 1999.


                                TOWN PAGES HOLDINGS PLC

                                By        /s/ ANDREW NEVILLE LYNDON-SKEGGS
                                     -----------------------------------------
                                            Andrew Neville Lyndon-Skeggs
                                       Managing Director and Chief Executive
                                                      Officer

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Andrew Neville Lyndon-Skeggs as his attorney-in-fact, with full power of substitution for him in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments and any and all new registration statements filed pursuant to Rule 462 under the Securities Act of 1933 in connection with or related to the offering contemplated by this Registration Statement, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

/s/ ANDREW NEVILLE              Managing Director and Chief
LYNDON-SKEGGS                     Executive Officer
------------------------------    (Principal Executive        February 22, 1999
Andrew Neville Lyndon-Skeggs      Officer)

/s/ VISCOUNT EDWARD JAMES       Chairman of the Board
WINGFIELD LIFFORD
------------------------------                                February 22, 1999
Viscount Edward James
Wingfield Lifford

/s/ BARRY B.J. CHARLES          Director
------------------------------                                February 22, 1999
Barry B.J. Charles

                                Director (Principal
/s/ RICHARD J. SMITH              Financial Officer and
------------------------------    Principal Accounting        February 22, 1999
Richard J. Smith                  Officer)

/s/ KEVIN R. LEECH              Director
------------------------------                                February 22, 1999
Kevin R. Leech

/s/ NIGEL E.C.                  Director
TALBOT-PONSONBY
------------------------------                                February 22, 1999
Nigel E.C. Talbot-Ponsonby

                                Director
------------------------------                                February   , 1999
Howard Flight, M.P.

          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

/s/ SIMON WARD                  Director
------------------------------                                February 22, 1999
Simon Ward

MSK Industries, Inc.

By: /s/ ANDREW TURNER, CFO      Authorized United States
------------------------------    Representative
Andrew Turner,                                                February 22, 1999
Chief Financial Officer

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alton, England, the United Kingdom, on the 22nd day of February 1999.


                                TOWN PAGES HOLDINGS PLC

                                By        /s/ ANDREW NEVILLE LYNDON-SKEGGS
                                     -----------------------------------------
                                            Andrew Neville Lyndon-Skeggs
                                       Managing Director and Chief Executive
                                                      Officer

                                 EXHIBIT INDEX


EXHIBIT NO.                                             DESCRIPTION                                               PAGE
-------------  ----------------------------------------------------------------------------------------------  -----------

       1.1     Form of Underwriting Agreement.

       3.1     Articles of Association of Town Pages Holdings plc.

       3.2     Memorandum of Association of Town Pages Holdings plc.

       4.1     Form of American Depositary Receipts.

       4.2     Specimen of Ordinary Share Certificate.

       4.3     Form of Representative's Warrant Agreement between us and the Representative, including the form of Representative's Warrant.

       5.1*    Opinion of Greenberg Traurig as to the legality of certain securities being issued.

       5.2*    Opinion of McFadden, Pilkington & Ward as to the legality of certain securities being issued.

       8.1     Opinion of Greenberg Traurig as to certain United States federal income tax matters.

       8.2     Opinion of McFadden, Pilkington & Ward as to certain United Kingdom income tax matters.

      10.1     1998 Executive Share Option Plan.

      10.2     Employment Agreement between Town Pages Holdings plc and Andrew Neville Lyndon-Skeggs.

      10.3     Employment Agreement between Town Pages Holdings plc and Richard J. Smith.

      10.4     Employment Agreement between Town Pages Holdings plc and Barry B.J. Charles.

      10.5     Form of Agreement between Town Pages Holdings plc and each non-executive member of the board of directors.

      10.6     Agreement between Town Pages Holdings plc and Viscount Lifford.

      10.7     Services Agreement between Town Pages Limited and Travel the Net Ltd. dated September 30,
               1998.

      10.8     Services Agreement between Town Pages Limited and AllCars.com Ltd. dated September 30, 1998.

      10.9     Services Agreement between Town Pages Limited and Medic Media Inc. dated October 19, 1998.

      10.10    Services Agreement between Town Pages Limited and Location Developments Limited
               (eshoppingcentre.com) dated November 10, 1998.

      21.1     Subsidiaries of Town Pages Holdings plc.

      23.1*    Consent of Greenberg Traurig (included in the opinion filed as Exhibit 5.1).

      23.2*    Consent of McFadden, Pilkington & Ward (included in the opinion filed as Exhibit 5.2).

      23.3+    Consent of Ernst & Young

      24.1+    Powers of Attorney (set forth on signature page of the Registration Statement)

      27.1+    Financial Data Schedule


------------------------

    * To be filed by amendment.


    + Previously filed as Exhibits on February 10, 1999.